Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus as part of the Registration Statement Amendment No. 1 on Form F-1 of our report dated March 30, 2022, relating to the financial statements of Oaktree Acquisition Corp. II, which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

July 27, 2022